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                                                                    EXHIBIT 99.2

NEWS FROM

[LOGO] TWA


       FOR IMMEDIATE RELEASE              MEDIA CONTACT:  John McDonald
                                                          (314) 589-3214

                               INVESTOR/ANALYST CONTACT:  Dave Garino
                                                          (314) 982-0551

                            TWA ANNOUNCES EXCHANGES

       ST. LOUIS, September 19, 1996 -- Trans World Airlines, Inc. [AMEX:TWA] today reported that during the months of July and August 1996, the company issued an aggregate of approximately 3.8 million shares of its Common Stock in exchange for an aggregate of $40 million principal amount of its 12 percent Senior Secured Reset Notes due 1998 in privately negotiated exchange with two note holders. The company stated that as a result of the exchanges the aggregate outstanding principal amount of the 12 percent Notes will have been reduced from approximately $170 million to $130 million.

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